ARTICLES OF ORGANIZATION

FOR

USA CAPITAL FIRST TRUST DEED FUND, LLC
(A Nevada Limited Liability Company)

          The undersigned, to form a Nevada limited liability company under Chapter 86, of the Nevada Revised Statutes, certifies that:

ARTICLE I

          The name of the company shall be “USA Capital First Trust Deed Fund, LLC.”

ARTICLE II

          The name and address of the resident agent is:

Thomas Rondeau
4484 South Pecos Road
Las Vegas, Nevada  89121

ARTICLE III

          The organizer of the company is:

Sheila R. Delk
4484 South Pecos Road
Las Vegas, Nevada  89109

ARTICLE IV

          The company shall be managed by a manager.  The name and address of the manager is:

USA Capital Realty Advisors, LLC
4484 South Pecos Road
Las Vegas, Nevada  89121

          The undersigned hereby executes these Articles of Organization for

          USA Capita First Trust Deed Fund, LLC.

/s/ Sheila R. Delk
Sheila R. Delk

STATE OF NEVADA	)
) ss.
COUNTY OF CLARK	)

          This instrument was acknowledged before me on the    14    of February, 2001 by Sheila R. Delk.

/s/ Victoria S. Hessling
NOTARY PUBLIC
(My commission expires: 1/9/04 )

[Notary Seal]

          Certificate of acceptance of appointment as resident agent:  I, Thomas Rondeau, hereby accept appointment as resident agent for the above-named limited liability company.

/s/ Thomas Rondeau	2-14-01
Thomas Rondeau	Date